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                                                                    EXHIBIT-99.1

            Interliant Completes Sale of Telephonetics Music-on-Hold
                         Business to L&D Messaging Inc.

PURCHASE, NY, FEBRUARY 5, 2002 -- Interliant, Inc. (Nasdaq: INIT), a leading application service provider (ASP), today announced the successful completion of the sale of its Miami, Florida-based Telephonetics business unit, a music-on-hold provider, to L&D Messaging Inc. The transaction was effective January 31, 2002, and was completed for an undisclosed amount of cash and other consideration. As part of the transaction, L&D Messaging has agreed to retain all the Telephonetics employees and to continue to operate the business in the Miami area.

"The sale of Telephonetics brings Interliant closer to the successful divestiture of all of our non-core businesses, which began nine months ago concurrent with the implementation of our revised business strategy," said Bruce Graham, Interliant's chief executive officer. "As with our previous asset sales, this transaction both provides us with additional funding and enables us to devote our full attention and resources to the business strategy we began implementing in 2001."

L&D Messaging Inc. is a company owned by Stephen W. Maggs, a co-founder of Interliant and a former member of the Interliant Board of Directors. Maggs resigned from the Interliant Board effective January 31, 2002.

Since its April 2001 restructuring announcement, Interliant has focused on a set of four core offerings, including INIT Managed Messaging (on both the Lotus Domino and Microsoft Exchange platforms), INIT Managed Hosting, INIT Web Hosting (branded solutions/private label), and INIT Security, plus associated professional services.

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About Interliant
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Interliant, Inc. (Nasdaq:INIT) is a leading global application service provider
(ASP) and pioneer in the ASP market. Interliant's INIT Solutions Suite includes managed messaging, managed hosting, security, Web Hosting (branded solutions/private label), and professional services. Interliant, headquartered in Purchase, NY, has forged strategic alliances with the world's leading software, networking and hardware manufacturers including Microsoft (Nasdaq:MSFT), Dell Computer Corporation (Nasdaq:DELL), Oracle Corporation (Nasdaq:ORCL), Verisign/Network Solutions (Nasdaq:VRSN), IBM (NYSE:IBM), Sun Microsystems Inc. (Nasdaq:SUNW), and Lotus Development Corp. For more information about Interliant, visit www.interliant.com.
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Interliant, INIT Managed Messaging, INIT Managed Hosting, INIT Security, INIT
Web Hosting, and INIT Solutions Suite are trademarks of Interliant, Inc., in the United States, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.

     This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.